EXHIBIT 10.20


                             MUTUAL GENERAL RELEASE
                             ----------------------

         This Mutual General Release (this "Agreement") is made and entered into as of January 27, 2005 by and between Terrence Barber ("Mr. Barber") and The RiceX Company (the "Company"). Mr. Barber and the Company are sometimes referred to herein, individually, as a "Party" and, collectively, as the "Parties."


                                    RECITALS
                                    --------

         WHEREAS, Mr. Barber is employed by the Company as its Chief Executive Officer and serves as a director on its Board of Directors; and

         WHEREAS, Mr. Barber has indicated his desire to resign his employment by the Company as its Chief Executive Officer, and as a director on its Board of Directors concurrently with the execution of this Agreement; and

         WHEREAS, Mr. Barber and the Company desire to fully and finally resolve all matters between them arising out of or related to Mr. Barber's employment with, and resignation from, the Company on the terms and conditions set forth herein.


                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of the foregoing recitals and the representations contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Mr. Barber and the Company agree as follows:

         1. RESIGNATION. Effective January 28, 2005 (the "Effective Date"), Mr. Barber will resign from his employment with the Company as Chief Executive Officer and will resign as a director from the Company's Board of Directors.

         2. SEVERANCE. The Company shall pay Mr. Barber One Hundred and Fifty Thousand Dollars and No Cents ($150,000.00) in severance pay, inclusive of any vacation pay or other amounts which may be owed by the Company to Mr. Barber pursuant to Company policy, contract or applicable law, on the eighth (8th) day following Mr. Barber's execution of this Agreement. The Company will issue the appropriate W-2 form in accordance with state and federal law, and the regulations of the Internal Revenue Service on the severance monies paid.

         3. FORM 8-K DISCLOSURES. Mr. Barber shall be provided with an opportunity to review and approve the proposed disclosures that the Company is required to make on Form 8-K, and file with the United States Securities and Exchange Commission, that are relevant to his resignation prior to the Company making such filing. Such approval, however, shall not be unreasonably conditioned, withheld or delayed. Should Mr. Barber fail to provide his written comments by January 27, 2005, he will be deemed to have waived his right to approve the disclosures referred to above in this section. Additionally, by no later than January 27, 2005,


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Mr. Barber shall provide the Company and its counsel with a letter addressed to the Company stating that he agrees (or disagrees) with the statements made by the Company in the Form 8-K.

         4. STOCK OPTIONS. As set forth in that certain Non-Statutory Stock Option Agreement (the "Option Agreement"), dated June 25, 2004, Mr. Barber received options to purchase 300,000 shares of the Company's common stock pursuant to the Company's 1997 Stock Option Plan (the "Plan"), of which amount 100,000 options are vested (the "Vested Options") as of the Effective Date. To the extent not previously exercised, Mr. Barber shall be entitled to exercise the Vested Options for a period of three (3) years from the Effective Date, upon and subject to all other terms and conditions of the Option Agreement and the Plan. The unvested portion of the option granted in the Option Agreement shall terminate on the Effective Date.

         5.       RELEASE.

                  (a) Mr. Barber's Release of the Company. Mr. Barber, on his own behalf, and on behalf of his heirs, executives, administrators, successors, and assignees, releases by this Agreement the Company and each of its past and present agents, employees, representatives, officers, directors, shareholders, attorneys, accountants, insurers, receivers, advisors, consultants, partners, partnerships, related companies, parents, divisions, subsidiaries, assigns, successors, heirs, predecessors-in-interest, joint venturers, and commonly controlled corporations (collectively, "Releasees") from all liabilities, causes of action, charges, complaints, suits, claims, obligations, costs, losses, damages, injuries, rights, judgments, attorneys' fees, expenses, bonds, bills, penalties, fines, and all other legal responsibilities of any form whatsoever whether known or unknown, whether suspected or unsuspected, whether fixed or contingent, including those arising under any theory of law, whether common, constitutional, statutory or otherwise of any jurisdiction, foreign or domestic, whether known or unknown, whether in law or in equity, which he had or may claim to have against any of them by reason of any and all acts or omissions of Releasees from the beginning of time to the present, including, but not limited to, those arising out of his employment with and/or separation from the Company. Mr. Barber specifically releases claims under all applicable city, county, state and federal laws, including but not limited to, Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Rehabilitation Act of 1973, the Family Medical Leave Act, the Employee Retirement Income Security Act, the Consolidated Omnibus Reconciliation Act of 1986, and the California Fair Employment and Housing Act, California Labor Code, including Sections 200 et seq., 970, and 132a, the California Constitution and Civil Code, the Workers' Compensation Act, the Equal Pay Act, and the California Business and Professions Code; as well as all common law claims, whether arising in tort or contract, including, but not limited to, wrongful termination in violation of public policy, breach of contract, breach of the covenant of good faith and fair dealing, intentional interference with contractual relations, intentional infliction of emotional distress, and discrimination in violation of public policy (collectively referred to as "Released Matters").

                  (b) Release of ADEA Claims. The general release above includes a waiver of rights and claims which Mr. Barber may have arising under the Age Discrimination in Employment Act of 1967 (Title 29, United States Code, Sections 621, et seq.) ("ADEA"). Mr. Barber is advised to consult with his attorney regarding his waiver of rights and claims


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under ADEA. Mr. Barber understands that by signing this release, he waives his rights and claims under ADEA. Mr. Barber understands that he is not waiving his rights or claims under ADEA that may arise after the effective date of this fully executed Agreement.

                           Mr. Barber further understands that:

                           (i)      He has a period of up to twenty-one (21)
days from receipt of this Agreement to consider whether he wishes to execute this Agreement; and

                           (ii)     He has a period of seven (7) days,
commencing with the day after the date of his signature on this Agreement, to revoke his signature and cancel his agreement to waive his rights under ADEA. Mr. Barber understands that this Agreement shall not be effective until the seven-day period has expired.

                  (c) The Company's Release of Mr. Barber. The Company, on its own behalf, and on behalf of its successors and assignees, releases by this Agreement Mr. Barber and his past and present agents, representatives, attorneys, accountants, insurers, advisors, consultants, partners, assigns, successors, heirs, predecessors-in-interest, and joint venturers (collectively, "Releasees") from all liabilities, causes of action, charges, complaints, suits, claims, obligations, costs, losses, damages, injuries, rights, judgments, attorneys' fees, expenses, bonds, bills, penalties, fines, and all other legal responsibilities of any form whatsoever whether known or unknown, whether suspected or unsuspected, whether fixed or contingent, including those arising under any theory of law, whether common, constitutional, statutory or otherwise of any jurisdiction, foreign or domestic, whether known or unknown, whether in law or in equity, which it had or may claim to have against any of them by reason of any and all acts or omissions of Releasees from the beginning of time to the present, including, but not limited to, those arising out of Mr. Barber's employment with and/or separation from the Company. The Company specifically releases claims under all applicable city, county, state and federal laws, as well as all common law claims, whether arising in tort or contract, including, but not limited to, breach of contract, breach of the covenant of good faith and fair dealing, and intentional interference with contractual relations (also collectively referred to as "Released Matters").

         6. NO CLAIMS OR ACTIONS. Mr. Barber and the Company agree that they will not bring against each other any claim or action, civil or criminal, before any state or federal agency, court or other tribunal in any jurisdiction, which relates in any way to any and all matters, including the Released Matters set forth in Sections 5 through 8 herein, from the beginning of time to the present, including, but not limited to, Mr. Barber's employment with and/or resignation from the Company. In addition, the Parties shall not authorize, approve or assist any third party to take any action that either Party is prohibited from taking pursuant to the terms of this Agreement.

         7. WAIVER OF UNKNOWN CLAIMS. With respect to the Released Matters described herein, Mr. Barber and the Company expressly waive any and all rights under Section 1542 of the California Civil Code, and any like provision or principal of common law in any foreign jurisdiction. Section 1542 provides as follows:

                  SECTION 1542. [CERTAIN CLAIMS NOT AFFECTED BY GENERAL RELEASE] A GENERAL RELEASE DOES NOT


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                  EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT
                  TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         8. RELEASE OF DOUBTFUL AND DISPUTED CLAIMS. Notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge of all matters released herein, including the Released Matters, Mr. Barber and the Company expressly acknowledge that this Agreement is intended to include, without limitation, claims and causes of action which they do not know or suspect to exist in their favor at the time of execution hereof, and that this Agreement contemplates extinguishment of all such claims and causes of action.

         9. THE PARTIES' PREVIOUSLY EXECUTED CONFIDENTIAL INFORMATION AGREEMENT. Notwithstanding the execution of this fully integrated Agreement, to the fullest extent permitted by law, the Parties expressly agree to remain bound by the terms and provisions of the Confidential Information Agreement executed by the Parties on or about June 14, 2004 except that, as consideration for Mr. Barber's covenants and promises contained herein, the Company hereby agrees to waive any and all contractual rights it possesses pursuant to Section 3(b)(1) of the aforementioned Confidential Information Agreement, and the parties agree that the last sentence of Section 3(b) hereby is deleted. Upon execution of this Agreement, Section 3(b)(1) of the Confidential Information Agreement shall be null and void and of no force and effect. Such terms and provisions of the Confidential Information Agreement are expressly incorporated by reference herein and a copy of that agreement has been attached hereto as EXHIBIT "A". The Company expressly reserves any common law or other rights it may have with respect to the subject matters of the Parties Confidential Information Agreement, including Section 3(b)(1).

         10. RETURN OF COMPANY PROPERTY. Mr. Barber acknowledges that in the course and scope of his job responsibilities, he was provided with certain Company property, including, but not limited to, the following: a 2004 BMW 745 series automobile (the "BMW Automobile"), a laptop computer, a flat screen monitor, a computer stand and a replicator. Mr. Barber further acknowledges that he had access to, and was provided, certain files, in written and software form, pertaining to the Company, as well as certain books, and/or records of the Company. Mr. Barber hereby agrees to return to the Company immediately upon execution of this Agreement the following: (i) the aforementioned Company property, including, but not limited to, the execution and delivery of an assignment in form and content acceptable to Barber and the Company to transfer leasehold title to the BMW Automobile and the payment obligation therefor to the Company; (ii) any other equipment or Company property whether or not provided to him by the Company and whether or not listed herein; (iii) all books, records and/or files of the Company, in whatever form; and (iv) any other confidential and/or proprietary documents and/or information in his possession, custody or control. It is agreed that the Company shall have no obligation to fulfill its obligations hereunder unless and until Mr. Barber fully complies with the provisions of this section to the satisfaction of the Company.

         11. NON-DISPARAGEMENT. The Parties on their own behalf and behalf of successors and assignees agree that they will not publish or communicate in any way any information or





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opinions intended or likely to damage the business or personal reputations of the other Party.

         12. FULL AND INDEPENDENT KNOWLEDGE. Mr. Barber represents that he has thoroughly read this Agreement; that he fully understands all of the provisions of this Agreement; that he agrees to its terms; and that he is voluntarily entering into this Agreement.

         13. NO RELIANCE. Mr. Barber represents and acknowledges that in executing this Agreement, he does not rely and has not relied upon any representations or statements made by the Company, or by any of its agents, representatives or attorneys, with regard to the subject matter, basis or effect of this Agreement or otherwise, other than as specifically stated in this written Agreement.

         14. NO ADMISSION OF WRONGDOING. This Agreement effects the settlement of any actual or potential disputes between the Parties which are denied and contested, and nothing contained herein should be construed as an admission by either Party of any liability of any kind whatsoever with respect thereto. All such liability is expressly denied.

         15. BINDING. This Agreement shall be binding upon Mr. Barber and upon his heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of Releasees, and each of them, and to their heirs, administrators, representatives, executors, successors and assigns, upon whom this Agreement shall also be binding.

         16.      CONSTRUCTION OF THIS AGREEMENT.

                  (a) Choice of Law. This Agreement is made and entered into in the State of California, and shall in all respects be interpreted, enforced and governed by and under the laws of the State of California.

                  (b) No Modifications Unless In Writing. The Parties to this Agreement agree that any modification of this Agreement must be in writing signed by Mr. Barber and the Company, and must refer specifically to this Agreement and the provisions modified. No other modifications will be valid.

                  (c) Invalid Agreement Provisions. Should any provision of this Agreement and/or any attachments hereto become legally unenforceable, no other provision of this Agreement and/or any attachments hereto shall be affected, and this Agreement and any attachments shall be construed as if they had never included the unenforceable provision.

                  (d) No Other Agreements. Except as expressly set forth herein, this Agreement, including any attachments hereto, shall be and constitute a full, complete, unconditional and immediate substitution for any and all rights, claims, demands and causes of action whatsoever, which heretofore existed or might have existed on behalf of any Party against any other Party and their successors, predecessors, subsidiaries, affiliates, parents, shareholders, partners, employees, agents, officers and directors. Except as expressly set forth herein, this Agreement, including any attachments hereto, supersedes any and all agreements, whether written or oral, that may have previously existed between the Parties and constitutes the entire and complete agreement of the Parties relating in any way to the subject matter hereof. No statements, promises or representations have been made by any Party to any other, or relied


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upon, and no consideration has been offered, promised, expected or held out other than as may be expressly provided herein.

                  (e) Attorneys' Fees. Each Party is to bear their own attorneys' fees and costs in connection with the negotiation and the preparation of this Agreement and the matters related thereto. If any action or proceeding is brought to enforce or interpret the terms of this Agreement, the Party who is determined to be the prevailing party in such matter shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which that Party may be entitled.

                  (f) Further Assurances. The Parties shall execute, acknowledge and deliver all such additional instruments, and shall all take such further actions, as may be necessary or appropriate to make effective the matters contemplated by this Agreement.

                  (g) Headings. Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. Unless otherwise specified, references herein to sections are to be sections of this Agreement. As used herein, the singular includes the plural, and vice versa.

                  (h) Practices Inconsistent with this Agreement. No provision of this Agreement shall be modified or construed by any practice that is inconsistent with such provision, and failure by Mr. Barber or Releasees to comply with any provision, or to require another Party to comply with any provision, shall not affect the rights of any Party thereafter to comply or require the other to comply.

                  (i) Agreement Jointly Negotiated. Each of the Parties acknowledge that this Agreement was jointly negotiated and reviewed and approved by them and their respective attorneys of record. The Agreement shall not be construed by any court of law or equity against any Party solely by virtue of any Party having drafted this Agreement.

         17. EXECUTION IN COUNTERPARTS. This Agreement may be executed and delivered in two or more counterparts, each of which, when so executed and delivered, shall be the original, but such counterparts together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.


                                /s/ TERRENCE BARBER
                                -----------------------------------------------
                                Terrence Barber


                                THE RICEX COMPANY


                                By:  /s/ IKE LYNCH
                                     ------------------------------------------

                                Its:  CEO
                                     ------------------------------------------




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